EXHIBIT 10.2

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement") dated as of December 31, 2010 by and between GOLDEN DRAGON HOLDING CO. ("Seller") and the Purchaser, James Clark ("Purchaser")

     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby sells to Purchaser 1,000 Shares of Common Stock of CCaps Co., and Purchaser hereby purchases from Seller such Shares of Common Stock (the "Purchased Securities"), for an aggregate purchase price of $100 payable upon delivery to Purchaser of a Share certificate registered in the name of Seller together with a duly executed stock power.
     2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:
          a. Seller is duly authorized to enter into this Agreement and to perform their obligations hereunder.
          b. Seller has the right to dispose of the Purchased Securities to Purchaser without the consent of any other person or entity whatsoever, and upon delivery of the certificates representing the Purchased Securities to Purchaser, the Purchased Securities
               shall  be  owned  by  Purchaser  free  of  any  liens,   charges,
               encumbrances, rights of first refusal or other adverse claims whatsoever.
          c. Concurrent with the Sale, Seller shall issue 25,000 shares of its common stock to CCaps Co. which CCaps Co. may use as capital.
     3.   Representations   and  Warranties  of  Purchaser.   Purchaser   hereby
          represents and warrants to Seller that:
          a. Purchaser is duly authorized to enter into this Agreement and to perform its obligations hereunder.
          b. Purchaser has made its own investigation of the business of the Issuer, and is not relying on any information about the Issuer and its business provided by Seller in making Purchaser's determination to purchase the Purchased Securities, and Purchaser understands that there is significant debt on the books of CCaps Co.
          c. Purchaser hereby represents that he/she will not resell the Shares in any transaction for which an exemption is not available without first registering the shares for resale.
          d. Purchaser hereby acknowledges that the Shares are "Restricted," will bear a restrictive legend, and further, a legend stating the securities are not registered with the Securities and Exchange Commission.
          e. Purchaser represents that he/she has received all currently available financial information for the Company for which the Shares are issued and have received any other information requested about the Company or its securities.
          f.   Purchaser  represents  that  either a)  he/she is an  "accredited investor" as defined in Regulation D, or b) he/she is a sophisticated investor having such knowledge and experience in investing and having received such information about the Company
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               and its securities  that he/she deems the investment  appropriate and suitable for him or her.
          g.   Purchaser   represents   he/she  is  purchasing  the  Shares  for
               investment purposes only and not with a view to distribution to the public.
          h. Purchaser represents that no public solicitation of him/her was made.
     4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado with respect to agreements entered into within Colorado by residents thereof.
     5. Counterparts, Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original document. This Agreement may be delivered by facsimile, which shall be deemed an original counterpart for all purposes.

Seller: GOLDEN DRAGON HOLDING CO.           Purchaser: JAMES CLARK



By: _____________________________           _____________________________
Name: David J. Cutler                       James Clark
Title: CEO                                  Address:
                                            SS #: ________________________